Exhibit 99.1

Vistra Reports Third Quarter 2023 Results; Initiates 2024

Guidance

Earnings Release Highlights

•	Recorded third quarter 2023 Net Income of $502 million and Net Income from Ongoing Operations[1] of $519 million and achieved Ongoing Operations Adjusted EBITDA[1] of $1,613 million.

•	Raised and narrowed 2023 Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted FCFbG[1] guidance ranges to $3.95 billion to $4.10 billion and $2.35 billion to $2.50 billion, respectively.

•

Initiated Vistra standalone 2024 Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted FCFbG[1] guidance ranges of $3.7 billion to $4.1 billion and $1.9 billion to $2.3 billion, respectively.[2]

•

Vistra’s reliable generation fleet achieved commercial availability[3] of 98% on average throughout the summer in ERCOT’s record-breaking summer heat; the flexibility of Vistra’s diverse fleet throughout all markets drove higher earnings for the company.

•

TXU Energy recognized as a 5-star retailer by the Public Utility Commission of Texas for 12 straight months; strong counts and margin performance, even in the higher-priced summer months, highlight the stability and strength of the brand.

•

Continued steady execution of the capital allocation plan with $1 billion of share repurchases executed year-to-date 2023, and a fourth quarter 2023 dividend of $0.213 per share of common stock declared.

IRVING, Texas — Nov. 7, 2023 — Vistra Corp. (NYSE: VST) today reported its third quarter 2023 financial results and other highlights.

“Vistra delivered $1,613 million in Ongoing Operations Adjusted EBITDA in the third quarter of 2023, underscoring our core competencies in generation, retail, and commercial activities in a variety of weather and load conditions experienced this past quarter across the markets we serve,” said Jim Burke, president and CEO of Vistra. “Texas experienced a record-breaking summer as it relates to both weather and demand. The state saw the hottest third quarter on record. Grid conditions at times were tight, and ERCOT set new peak demand records on 10 different occasions throughout the summer, setting a new all-time record for peak load of over 85,000 megawatts in August. Despite the extreme conditions, our generation team rose to the challenge. With an unyielding focus on reliability, the team delivered 2.5 terawatt hours more than any other quarter’s generation output in at least the past 10 years, going above and beyond to help keep the lights on, and much-needed air conditioning flowing, for the people of Texas.”

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Nov. 7, 2023, Page 2

Burke continued, “Our integrated generation, retail, and commercial teams worked collaboratively to provide our retail customers a stable and affordable product while dynamically managing our own assets and financial positions in a highly volatile price environment that created significant value for our shareholders. Outside of Texas, the summer weather was milder, but our dynamic position management and retail customer count growth quarter-over-quarter allowed us to achieve strong results in the markets we serve outside of ERCOT as well. We are exceedingly proud of the hard work of the women and men of Vistra in their commitment to serving our customers, the communities in which we operate and, of course, our shareholders.”

Burke concluded, “I would also like to highlight our continued steady delivery on our capital allocation program, buying back approximately 26% of our shares and collectively returning $3.785 billion to our shareholders since the program was originally announced in the fourth quarter of 2021. We remain focused on advancing our four strategic priorities of producing strong, stable earnings through our integrated business, returning capital to our shareholders, maintaining our balance sheet strength, and supporting the clean-energy transition with, among other projects, the transformative acquisition of Energy Harbor we are targeting and working to close in the fourth quarter. We look forward to concluding 2023 on a strong note and beginning our execution against our 2024 financial and performance targets.”

Vistra – Press Release

Nov. 7, 2023, Page 3

Summary of Financial Results for the Third Quarter Ended September 30, 20234

(Unaudited) (Millions of Dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)	$502	$678	$1,676	$(962)
Ongoing operations net income (loss)	$519	$662	$1,653	$(808)
Ongoing operations Adjusted EBITDA	$1,613	$1,040	$3,174	$2,335
Adjusted EBITDA by Segment
Retail	$173	$(2)	$642	$564
Texas	$950	$873	$1,540	$1,221
East	$315	$138	$526	$450
West	$87	$45	$196	$110
Sunset	$102	$(6)	$305	$16
Corporate and Other	$(14)	$(8)	$(35)	$(26)
Asset Closure	$(24)	$(59)	$(6)	$(77)

For the three months ended Sept. 30, 2023, Vistra reported Net Income of $502 million, Net Income from Ongoing Operations of $519 million, and Ongoing Operations Adjusted EBITDA of $1,613 million. Vistra’s Net Income for the third quarter 2023 was a reduction of $176 million from the third quarter 2022 Net Income, driven primarily by higher unrealized hedging losses in the quarter, offset by strong operating performances in the quarter by each of our generation, retail and commercial teams. Ongoing Operations Adjusted EBITDA for the third quarter 2023 was $573 million higher than the third quarter 2022, driven primarily by higher energy margins achieved through strong operating results and the comprehensive hedging strategy.

Guidance2

($ in millions)	Increased and Narrowed 2023 Guidance Ranges	Initiated 2024 Guidance Ranges
Ongoing Operations Adjusted EBITDA	$3,950 - $4,100	$3,700 - $4,100
Ongoing Operations Adjusted FCFbG	$2,350 - $2,500	$1,900 - $2,300

The $3,900 million midpoint of Vistra’s 2024 Ongoing Operations Adjusted EBITDA range is meaningfully higher than the range of midpoint opportunities the company had estimated for 2024 in prior quarters.

As of Sept. 30, 2023, Vistra had hedged approximately 90% of its expected generation volumes on average for the balance of 2023 through 2025, with the balance of 2023 hedged at approximately 99% and 2024 hedged at approximately 97%. Vistra’s hedging program, as well as forward price curves as of Nov. 2, 2023, support the company’s initiated 2024 guidance ranges and further provides confidence that Vistra has increased its earning potential to the previously announced Ongoing Operations Adjusted EBITDA midpoint opportunity for 2025. Vistra is currently anticipating the 2025 midpoint opportunity to be in the range of $3,800 million to $4,000 million for Ongoing Operations Adjusted EBITDA, versus the prior estimated range of $3,700 million to $3,800 million (exclusive of any future EBITDA contribution from Energy Harbor).5

Vistra – Press Release

Nov. 7, 2023, Page 4

Share Repurchase Program

As of Nov. 2, 2023:

•	Vistra had executed ~$3.26 billion in share repurchases since November 2021.

•	Vistra had ~$1 billion remaining under its $4.25 billion share repurchase authorization, which is expected to be fully utilized by year-end 2024.

•	Vistra had ~357.5 million shares outstanding, representing a ~26% reduction of the amount of the shares outstanding on Nov. 2, 2021.

Clean Energy Transition

Vistra is focused on reliability, affordability and sustainability of electricity in the markets in which we operate. With this in mind, Vistra continues to grow its fleet of lower carbon resources, advancing these interests through cost-effective, strategic investments in solar and battery storage developments and through the anticipated acquisition of Energy Harbor.

On Nov. 6, 2023, Vistra published its 2023 Climate Report in accordance with the Task Force on Climate-related Financial Disclosures (TCFD) framework. The TCFD framework provides a set of recommended climate-related disclosures and guidelines that companies may use to better inform investors, customers, and others. We care about our stakeholders and are proud to share with them how the company is well-prepared to manage climate-related risks as well as capitalize on potential opportunities.

In March 2023, Vistra announced the execution of a definitive agreement to acquire Energy Harbor, which will add more than 4,000 MW of nuclear generation to its portfolio along with approximately 1 million additional retail customers. Together with Comanche Peak, this acquisition will bring Vistra’s nuclear capacity to more than 6,400 MW at the transaction’s closing. Further, in 2022, Comanche Peak applied to extend its licenses through 2050 and 2053 for the two-unit facility, an additional 20 years beyond the original licenses. This process is advancing as expected.

The Inflation Reduction Act is anticipated to provide the opportunity to realize material benefits to Vistra with respect to our renewables and energy storage projects, as well as provide strong price support via the nuclear production tax credit for our nuclear facilities, including those being acquired through the Energy Harbor transaction.

Vistra expects to start construction on its three largest combined solar and energy storage projects, part of the Illinois Coal to Solar and Energy Storage Initiative, in the spring of 2024. Vistra intends to remain strategic and disciplined with respect to the timing of investments in renewables and battery storage projects.

Vistra – Press Release

Nov. 7, 2023, Page 5

Liquidity

As of Sept. 30, 2023, Vistra had total available liquidity of approximately $4,420 million, including cash and cash equivalents of $3,170 million, $849 million of availability under its corporate revolving credit facility, and $401 million of availability under its commodity-linked revolving credit facility. Available liquidity excludes approximately $750 million and $125 million of undrawn available borrowing capacity as of Sept. 30, 2023, under Vistra’s accounts receivable and repurchase facility financing arrangements, respectively.

Available capacity under the commodity-linked revolving credit facility reflects the borrowing base as of Sept. 30, 2023, of $401 million and no cash borrowings. The reduction in the borrowing base as compared to the $1.35 billion facility limit was due, in part, to the expiration of certain deemed 2023 hedges and would have increased in size in a rising commodity price environment in accordance with the terms of the Commodity-Linked Facility. The Commodity-Linked Facility was amended in October 2023, increasing the aggregate commitments to $1.575 billion and extending the term to October 2024. As part of the amendment, the portfolio of deemed hedges was updated, leading to an increase in the borrowing base on such date to $1.233 billion.

Earnings Webcast

Vistra will host a webcast today, Nov. 7, 2023, beginning at 9 a.m. ET (8 a.m. CT) to discuss these results and related matters. The live webcast and the accompanying slides that will be discussed on the call can be accessed via Vistra’s website at www.vistracorp.com under “Investor Relations” and then “Events & Presentations.” Participants can also listen by phone by registering here: (https://investor.vistracorp.com/events-and-presentations) prior to the start time of the call to receive a conference call dial-in number. A replay of the webcast will be available on Vistra’s website for one year following the live event.

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement impacts, reorganization items, and certain other items described from time to time in Vistra’s earnings releases), “Adjusted Free Cash Flow before Growth” (or “Adjusted FCFbG”) (cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures (including capital expenditures for growth investments), other net investment activities, and other items described from time to time in Vistra’s earnings releases), “Ongoing Operations Adjusted EBITDA” (adjusted EBITDA less adjusted EBITDA from Asset Closure segment), “Net Income (Loss) from Ongoing Operations” (net income less net income from Asset Closure segment), and “Ongoing Operations Adjusted Free Cash Flow before Growth” or “Ongoing Operations Adjusted FCFbG” (adjusted free cash flow before growth less cash flow from operating activities from Asset Closure segment before growth) are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Vistra – Press Release

Nov. 7, 2023, Page 6

Vistra uses Adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both Net Income prepared in accordance with GAAP and Adjusted EBITDA. Vistra uses Adjusted Free Cash Flow before Growth as a measure of liquidity and believes that analysis of its ability to service its cash obligations is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as Adjusted Free Cash Flow before Growth. Vistra uses Ongoing Operations Adjusted EBITDA as a measure of performance and Ongoing Operations Adjusted Free Cash Flow before Growth as a measure of liquidity, and Vistra’s management and board of directors have found it informative to view the Asset Closure segment as separate and distinct from Vistra’s ongoing operations. Vistra uses Net Income (Loss) from Ongoing Operations as a non-GAAP measure that is most comparable to the GAAP measure Net Income in order to illustrate the company’s Net Income excluding the effects of the Asset Closure segment, as well as a measure to compare to Ongoing Operations Adjusted EBITDA. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Media

Meranda Cohn

214-875-8004

Media.Relations@vistracorp.com

Analysts

Meagan Horn

214-812-0046

Investor@vistracorp.com

1

Ongoing Operations excludes the Asset Closure segment. Net Income (Loss) from Ongoing Operations, Ongoing Operations Adjusted EBITDA, and Ongoing Operations Adjusted Free Cash Flow before Growth are non-GAAP financial measures. Any reference to “Ongoing Operations Adjusted FCFbG” is a reference to Ongoing Operations Adjusted Free Cash Flow before Growth. See the “Non-GAAP Reconciliation” tables for further detail. Total segment information may not tie due to rounding.

2	Initiated 2024 guidance ranges are for Vistra standalone, without any estimated impacts of Energy Harbor performance.
3

Commercial availability statistic here defined to include fossil generation in our ERCOT operating segments, excluding the impacts from our prolonged 400MW Lake Hubbard Unit 1 outage beginning in June due to a transformer replacement. While our nuclear facility, Comanche Peak, does not report a commercial availability statistic, it achieved a corresponding 98% capacity factor.

4	Upon movement of the Edwards Power Plant to the Asset Closure segment effective Jan. 1, 2023, prior year results were retrospectively adjusted for comparative purposes.
5

Reflects the potential midpoint opportunity range of Ongoing Operations Adjusted EBITDA for 2025 based on market curves as of Nov. 2, 2023; prior estimated range as disclosed on first quarter 2023 earnings call; does not include the incremental Adj. EBITDA contribution expected from the Energy Harbor acquisition; this range of estimated opportunities is not intended to be guidance.

About Vistra

Vistra (NYSE: VST) is a leading, Fortune 500 integrated retail electricity and power generation company based in Irving, Texas, providing essential resources for customers, commerce, and communities. With operations in 20 states and the District of Columbia, Vistra combines an innovative, customer-centric approach to retail with safe, reliable, and efficient power generation. Learn more at https://www.vistracorp.com.

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Corp. (“Vistra”) operates and beliefs of and assumptions made by Vistra’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, financial condition and cash flows, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to: “intends,” “plans,” “will likely,” “unlikely,” “believe,” “confident”, “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,”

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Nov. 7, 2023, Page 7

“forecast,” “target,” “potential,” “goal,” “objective,” “guidance” and “outlook”), are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra believes that in making any such forward-looking statement, Vistra’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including, but not limited to: (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra to execute upon its contemplated strategic, capital allocation, performance, and cost-saving initiatives, including the acquisition of Energy Harbor, and to successfully integrate acquired businesses; (iii) actions by credit ratings agencies; (iv) the severity, magnitude and duration of extreme weather events, contingencies and uncertainties relating thereto, most of which are difficult to predict and many of which are beyond our control, and the resulting effects on our results of operations, financial condition and cash flows; and (v) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by Vistra from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra’s annual report on Form 10-K for the year ended December 31, 2022 and any subsequently filed quarterly reports on Form 10-Q.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

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Nov. 7, 2023, Page 8

VISTRA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited) (Millions of Dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating revenues	$4,086	$5,146	$11,701	$9,859
Fuel, purchased power costs and delivery fees	(2,109)	(3,139)	(5,754)	(7,580)
Operating costs	(411)	(400)	(1,277)	(1,250)
Depreciation and amortization	(375)	(390)	(1,109)	(1,214)
Selling, general and administrative expenses	(357)	(323)	(953)	(894)
Impairment of long-lived assets	—	—	(49)	—

Operating income (loss)	834	894	2,559	(1,079)
Other income	32	10	174	88
Other deductions	(3)	(5)	(9)	(18)
Interest expense and related charges	(143)	(71)	(450)	(186)
Impacts of Tax Receivable Agreement	(49)	86	(128)	(29)

Net income (loss) before income taxes	671	914	2,146	(1,224)
Income tax (expense) benefit	(169)	(236)	(470)	262

Net income (loss)	$502	$678	$1,676	$(962)
Net (income) loss attributable to noncontrolling interest	—	(10)	1	(19)

Net income (loss) attributable to Vistra	$502	$668	$1,677	$(981)
Cumulative dividends attributable to preferred stock	(37)	(37)	(112)	(112)

Net income (loss) attributable to Vistra common stock	$465	$631	$1,565	$(1,093)

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Nov. 7, 2023, Page 9

VISTRA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (Millions of Dollars)

	Nine Months Ended September 30,
	2023	2022
Cash flows - operating activities:
Net income (loss)	$1,676	$(962)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	1,442	1,575
Deferred income tax expense (benefit), net	437	(298)
Gain on sale of land	(95)	(12)
Impairment of long-lived and other assets	49	—
Unrealized net (gain) loss from mark-to-market valuations of commodities	(855)	2,027
Unrealized net gain from mark-to-market valuations of interest rate swaps	(65)	(261)
Asset retirement obligation accretion expense	26	26
Impacts of Tax Receivable Agreement	128	29
Stock-based compensation	63	48
Bad debt expense	131	136
Other, net	39	12
Changes in operating assets and liabilities:
Margin deposits, net	2,271	(1,805)
Uplift securitization proceeds receivable from ERCOT	—	544
Accrued interest	(47)	(31)
Accrued taxes	(38)	(46)
Accrued employee incentive	(23)	(17)
Other operating assets and liabilities	(567)	(873)

Cash provided by operating activities	4,572	92

Cash flows - investing activities:
Capital expenditures, including nuclear fuel purchases and LTSA prepayments	(1,262)	(909)
Proceeds from sales of nuclear decommissioning trust fund securities	478	428
Investments in nuclear decommissioning trust fund securities	(495)	(446)
Proceeds from sales of environmental allowances	59	358
Purchases of environmental allowances	(277)	(343)
Insurance proceeds	14	15
Proceeds from sale of assets	111	21
Other, net	(10)	(10)

Cash used in investing activities	(1,382)	(886)

Cash flows - financing activities:
Issuances of long-term debt	1,750	1,498
Repayments/repurchases of debt	(21)	(232)
Net (repayments)/borrowings under accounts receivable financing	(425)	625
Borrowings under Revolving Credit Facility	100	1,500
Repayments under Revolving Credit Facility	(350)	(1,500)
Borrowings under Commodity-Linked Facility	—	2,750
Repayments under Commodity-Linked Facility	(400)	(2,750)
Share repurchases	(866)	(1,590)

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Nov. 7, 2023, Page 10

VISTRA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (Millions of Dollars)

	Nine Months Ended September 30,
	2023	2022
Dividends paid to common stockholders	(228)	(227)
Dividends paid to preferred stockholders	(75)	(76)
Debt issuance costs	(29)	(29)
Other, net	54	34

Cash (used in) provided by financing activities	(490)	3

Net change in cash, cash equivalents and restricted cash	2,700	(791)
Cash, cash equivalents and restricted cash - beginning balance	525	1,359

Cash, cash equivalents and restricted cash - ending balance	$3,225	$568

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Nov. 7, 2023, Page 11

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2023

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$245	$438	$29	$264	$(44)	$(413)	$519	$(17)	$502
Income tax expense	—	—	—	—	—	169	169	—	169
Interest expense and related charges (a)	2	(5)	—	—	—	145	142	1	143
Depreciation and amortization (b)	26	158	161	22	16	18	401	—	401

EBITDA before Adjustments	273	591	190	286	(28)	(81)	1,231	(16)	1,215
Unrealized net (gain) loss resulting from hedging transactions	(97)	356	125	(203)	110	—	291	(8)	283
Impacts of Tax Receivable Agreement	—	—	—	—	—	49	49	—	49
Non-cash compensation expenses	—	—	—	—	—	21	21	—	21
Transition and merger expenses	—	—	—	—	—	22	22	—	22
PJM capacity performance default impacts (c)	—	—	(3)	—	4	—	1	—	1
Winter Storm Uri impacts (d)	(8)	1	—	—	—	—	(7)	—	(7)
Other, net	5	2	3	4	16	(25)	5	—	5

Adjusted EBITDA	$173	$950	$315	$87	$102	$(14)	$1,613	$(24)	$1,589

(a)	Includes $43 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $26 million in the Texas segment.
(c)	Represents estimate of anticipated market participant defaults or settlements on initial PJM capacity performance penalties due to extreme magnitude of penalties associated with Winter Storm Elliott.
(d)	Includes the application of bill credits to large commercial and industrial customers that curtailed their usage during Winter Storm Uri.

Vistra – Press Release

Nov. 7, 2023, Page 12

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$462	$396	$1,049	$481	$442	$(1,177)	$1,653	$23	$1,676
Income tax expense	—	—	1	—	—	469	470	—	470
Interest expense and related charges (a)	19	(15)	—	(8)	2	448	446	4	450
Depreciation and amortization (b)	78	458	488	56	45	52	1,177	—	1,177

EBITDA before Adjustments	559	839	1,538	529	489	(208)	3,746	27	3,773
Unrealized net (gain) loss resulting from hedging transactions	114	703	(1,024)	(338)	(278)	—	(823)	(32)	(855)
Impacts of Tax Receivable Agreement	—	—	—	—	—	128	128	—	128
Non-cash compensation expenses	—	—	—	—	—	63	63	—	63
Transition and merger expenses	(2)	1	—	—	1	39	39	—	39
Impairment of long-lived assets	—	—	—	—	49	—	49	—	49
PJM capacity performance default impacts (c)	—	—	3	—	6	—	9	—	9
Winter Storm Uri impacts (d)	(46)	2	—	—	—	—	(44)	—	(44)
Other, net	17	(5)	9	5	38	(57)	7	(1)	6

Adjusted EBITDA	$642	$1,540	$526	$196	$305	$(35)	$3,174	$(6)	$3,168

(a)	Includes $65 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $68 million in the Texas segment.
(c)	Represents estimate of anticipated market participant defaults or settlements on initial PJM capacity performance penalties due to extreme magnitude of penalties associated with Winter Storm Elliott.
(d)

Includes the application of bill credits to large commercial and industrial customers that curtailed their usage during Winter Storm Uri. We estimate remaining bill credit amounts to be applied in future periods are for the remainder of 2023 (approximately $6 million), 2024 (approximately $11 million) and 2025 (approximately $25 million).

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Nov. 7, 2023, Page 13

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2022

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$(1,227)	$2,156	$(119)	$72	$31	$(251)	$662	$16	$678
Income tax expense	—	—	—	—	—	236	236	—	236
Interest expense and related charges (a)	4	(9)	—	(2)	1	76	70	1	71
Depreciation and amortization (b)	36	158	187	(4)	17	18	412	1	413

EBITDA before Adjustments	(1,187)	2,305	68	66	49	79	1,380	18	1,398
Unrealized net (gain) loss resulting from hedging transactions	1,203	(1,436)	68	(22)	(65)	—	(252)	(68)	(320)
Impacts of Tax Receivable Agreement	—	—	—	—	—	(86)	(86)	—	(86)
Non-cash compensation expenses	—	—	—	—	—	14	14	—	14
Transition and merger expenses	(2)	—	—	—	—	—	(2)	—	(2)
Winter Storm Uri impacts (c)	(32)	1	—	—	—	—	(31)	—	(31)
Other, net	16	3	2	1	10	(15)	17	(9)	8

Adjusted EBITDA	$(2)	$873	$138	$45	$(6)	$(8)	$1,040	$(59)	$981

(a)	Includes $90 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $23 million in Texas segment.
(c)	Adjusted EBITDA impacts of Winter Storm Uri reflects the application of bill credits to large commercial and industrial customers that curtailed their usage during Winter Storm Uri.

Vistra – Press Release

Nov. 7, 2023, Page 14

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$2,099	$(1,455)	$(910)	$36	$(525)	$(53)	$(808)	$(154)	$(962)
Income tax benefit	—	—	—	—	—	(262)	(262)	—	(262)
Interest expense and related charges (a)	8	(20)	3	(3)	2	194	184	2	186
Depreciation and amortization (b)	109	467	545	26	49	52	1,248	29	1,277

EBITDA before Adjustments	2,216	(1,008)	(362)	59	(474)	(69)	362	(123)	239
Unrealized net (gain) loss resulting from hedging transactions	(1,602)	2,260	805	49	473	—	1,985	42	2,027
Impacts of Tax Receivable Agreement	—	—	—	—	—	29	29	—	29
Non-cash compensation expenses	—	—	—	—	—	48	48	—	48
Transition and merger expenses	7	—	1	—	—	10	18	—	18
Winter Storm Uri impacts (c)	(95)	(52)	—	—	—	—	(147)	—	(147)
Other, net	38	21	6	2	17	(44)	40	4	44

Adjusted EBITDA	$564	$1,221	$450	$110	$16	$(26)	$2,335	$(77)	$2,258

(a)	Includes $261 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $63 million in Texas segment.
(c)

Adjusted EBITDA impacts of Winter Storm Uri reflects the application of bill credits to large commercial and industrial customers that curtailed their usage during Winter Storm Uri and a reduction in the allocation of ERCOT default uplift charges which were expected to be paid over several decades under protocols existing at the time of the storm.

Vistra – Press Release

Nov. 7, 2023, Page 15

VISTRA CORP – Non-GAAP Reconciliations 2023 Guidance1

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Consolidated
	Low	High	Low	High	Low	High
Net Income (loss)	1,860	1,960	(70)	30	1,790	1,990
Income tax expense	540	590	0	0	540	590
Interest expense and related charges (a)	670	670	0	0	670	670
Depreciation and amortization (b)	1,570	1,570	0	0	1,570	1,570
EBITDA before adjustments	4,640	4,790	(70)	30	4,570	4,820

Unrealized net (gain) loss resulting from hedging transactions	(889)	(889)	(36)	(36)	(925)	(925)
Impacts of Tax Receivable Agreement	130	130	0	0	130	130
Non-cash compensation expenses	76	76	0	0	76	76
Impairment of long-lived and other assets	49	49	0	0	49	49
Transition and merger expenses	52	52	0	0	52	52
PJM capacity performance default impacts	6	6	0	0	6	6
Winter storm Uri impacts (c)	(49)	(49)	0	0	(49)	(49)
Interest Income	(92)	(92)	0	0	(92)	(92)
Other, net	27	27	6	6	33	33
Adjusted EBITDA guidance	3,950	4,100	(100)	0	3,850	4,100

Interest paid, net	(581)	(581)	0	0	(581)	(581)
Tax (paid) / received (d)	(24)	(24)	0	0	(24)	(24)
Tax Receivable Agreement payments	(10)	(10)	0	0	(10)	(10)
Working capital and margin deposits	2,223	2,223	(5)	(5)	2,218	2,218
Accrued environmental allowances	339	339	0	0	339	339
Reclamation and remediation	(33)	(33)	(57)	(57)	(90)	(90)
ERP implementation expenditures	(6)	(6)	0	0	(6)	(6)
Other changes in other operating assets and liabilities	(49)	(49)	(15)	(15)	(64)	(64)
Cash provided by operating activities	5,809	5,959	(177)	(77)	5,632	5,882

Capital expenditures including nuclear fuel purchases and LTSA prepayments	(929)	(929)	0	0	(929)	(929)
Solar and storage development expenditures	(587)	(587)	0	0	(587)	(587)
Other growth expenditures	(148)	(148)	0	0	(148)	(148)
(Purchase) sale of environmental allowances	(596)	(596)	0	0	(596)	(596)
Other net investing activities	(21)	(21)	12	12	(9)	(9)
Free cash flow	3,528	3,678	(165)	(65)	3,363	3,613

Working capital and margin deposits	(2,223)	(2,223)	5	5	(2,218)	(2,218)
Solar and storage development and other growth expenditures	587	587	0	0	587	587
Other growth expenditures	148	148	0	0	148	148
Accrued environmental allowances	(339)	(339)	0	0	(339)	(339)
Purchase (sale) of environmental allowances	596	596	0	0	596	596
Transition and merger expenditures	47	47	25	25	72	72
ERP implementation expenditures	6	6	0	0	6	6
Adjusted free cash flow before growth guidance	2,350	2,500	(135)	(35)	2,215	2,465

Vistra – Press Release

Nov. 7, 2023, Page 16

[1]	Regulation G Table for 2023 Guidance prepared as of Nov. 7, 2023.

(a)	Includes unrealized (gain) / loss on interest rate swaps of $(56) million.
(b)	Includes nuclear fuel amortization of $92 million.
(c)	Adjustment for bill credits applied to large commercial and industrial customers that curtailed during Winter Storm Uri.
(d)	Includes state tax payments.

Vistra – Press Release

Nov. 7, 2023, Page 17

VISTRA CORP. - NON-GAAP RECONCILIATIONS 2024 GUIDANCE2

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Consolidated
	Low	High	Low	High	Low	High
Net Income (loss)	1,790	2,090	(140)	(40)	1,650	2,050
Income tax expense	500	600	0	0	500	600
Interest expense and related charges (a)	960	960	0	0	960	960
Depreciation and amortization (b)	1,650	1,650	0	0	1,650	1,650
EBITDA before adjustments	4,900	5,300	(140)	(40)	4,760	5,260

Unrealized net (gain) loss resulting from hedging transactions	(1,151)	(1,151)	(9)	(9)	(1,160)	(1,160)
Impacts of Tax Receivable Agreement	96	96	0	0	96	96
Non-cash compensation expenses	69	69	0	0	69	69
Transition and merger expenses	8	8	0	0	8	8
Interest Income	(220)	(220)	0	0	(220)	(220)
Other, net	(2)	(2)	4	4	2	2
Adjusted EBITDA guidance	3,700	4,100	(145)	(45)	3,555	4,055

Interest paid, net	(725)	(725)	0	0	(725)	(725)
Tax (paid) / received (c)	(22)	(22)	0	0	(22)	(22)
Tax Receivable Agreement payments	(28)	(28)	0	0	(28)	(28)
Working capital and margin deposits	498	498	0	0	498	498
Accrued environmental allowances	459	459	0	0	459	459
Reclamation and remediation	(31)	(31)	(95)	(95)	(126)	(126)
ERP implementation expenditures	(50)	(50)	0	0	(50)	(50)
Other changes in other operating assets and liabilities	(46)	(46)	(12)	(12)	(58)	(58)
Cash provided by operating activities	3,755	4,155	(252)	(152)	3,503	4,003

Capital expenditures including nuclear fuel purchases and LTSA prepayments	(924)	(924)	0	0	(924)	(924)
Solar and storage development expenditures	(745)	(745)	0	0	(745)	(745)
Other growth expenditures	(74)	(74)	0	0	(74)	(74)
(Purchase) sale of environmental allowances	(291)	(291)	0	0	(291)	(291)
Other net investing activities	11	11	0	0	11	11
Free cash flow	1,732	2,132	(252)	(152)	1,480	1,980

Working capital and margin deposits	(498)	(498)	0	0	(498)	(498)
Solar and storage development and other growth expenditures	745	745	0	0	745	745
Other growth expenditures	74	74	0	0	74	74
Accrued environmental allowances	(459)	(459)	0	0	(459)	(459)
Purchase (sale) of environmental allowances	291	291	0	0	291	291
Transition and merger expenditures	(35)	(35)	2	2	(33)	(33)
ERP implementation expenditures	50	50	0	0	50	50
Adjusted free cash flow before growth guidance	1,900	2,300	(250)	(150)	1,650	2,150

Vistra – Press Release

Nov. 7, 2023, Page 18

[2]	Regulation G Table for 2024 Guidance prepared as of Nov. 7, 2023; excludes any potential contributions from Energy Harbor’s performance.

(a)	Includes unrealized (gain) / loss on interest rate swaps of $50 million.
(b)	Includes nuclear fuel amortization of $107 million.
(c)	Includes state tax payments.